Exhibit B


                              SHARE TRANSFER DEED


                                    BETWEEN


                           FEDERMANN ENTERPRISES LTD.


                                      AND


                              KOOR INDUSTRIES LTD.

                     [TRANSLATED FROM THE HEBREW ORIGINAL]


                              SHARE TRANSFER DEED
                              -------------------

                Made in Tel Aviv this 27th day of December 2004


                                    BETWEEN


                           FEDERMANN ENTERPRISES LTD.
                       (Public Company No. 51 - 227839-1)
                        of 99 Hayarkon Street, Tel Aviv
                                 ("Federmann")

                                                                of the one part
                                                                ---------------


                                      AND

                              KOOR INDUSTRIES LTD.
                       (Public Company No. 52 - 001414-3)
        of 14 Hamalacha Street, Afek Industrial Park, Rosh Ha'ayin 48091
                                    ("Koor")


                                                              of the other part
                                                              -----------------


                          (hereinafter the "Parties")


WHEREAS Federmann is the holder of 19,915,448 Ordinary Shares of the issued and paid up share capital of Elbit Systems Ltd., a public company duly incorporated in Israel, whose number with the Companies Registrar is Public Company No. 52-004302-7 (hereinafter the "Company");

AND WHEREAS                Federmann wishes to sell and transfer to Koor, in
                           two stages, 4,000,000 (four million) Ordinary
                           Shares, which on the date of signing this Deed constitute approximately 9.8% of the Company's issued and paid-up share capital, while in the first stage Federmann will sell and transfer to Koor
                           2,160,000 (two million one hundred and sixty thousand) Ordinary Shares, which

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

                           on the date of signing this Deed constitute approximately 5.3% of the Company's issued and paid-up share capital, and in the second stage Federmann will sell and transfer to Koor 1,840,000 (one million eight hundred and forty thousand) Ordinary Shares, which on the date of signing this Deed constitute approximately 4.5% of the Company's issued and paid-up share capital, subject to and in accordance with the provisions of this Deed;

AND WHEREAS                Koor wishes to purchase and receive from Federmann
                           the Shares Being Sold, subject to and in accordance with the provisions of this Deed;

AND WHEREAS                the performance of this Deed, in both stages, is
                           subject to Conditions Precedent as provided below in this Deed;

AND WHEREAS                The Parties wish to set forth their relationship
                           with respect to the sale and purchase of the Shares
                           Being Sold in the context of this Deed;

AND WHEREAS                Koor is interested in the performance of the
                           Transaction contemplated by this Deed as part of an overall Transaction, in the scope of which Koor will sell to the Company shares of Tadiran
                           Communications, as set out in the Elbit-Koor Deed and this Deed.


NOW, THEREFORE, IT IS WARRANTED, PROVIDED AND AGREED BETWEEN THE PARTIES AS
FOLLOWS:

1.       Preamble, Appendices and Interpretation
         ---------------------------------------

         1.1 The preamble and appendices hereto constitute an integral part hereof.

         1.2 The clause headings in this Deed are solely for the sake of convenience and shall not be applied in the interpretation hereof.

2.       Definitions

         2.1 In this Deed, the following terms shall have the meanings herein ascribed to them, unless expressly stated otherwise:

                    "Elisra" means Elisra Electronic Systems Ltd., Private Company No. 52-003587-4;

                    "General Meeting" means as defined in the Companies Law, and any adjourned meeting;

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

                    "U.S. Dollar" or "$" means United States dollars;

                    "Company" means as defined in the preamble hereto;

                    "Shareholders Agreement" means the Agreement between Federmann and Koor in the form of Appendix "10.7" hereto, which is to be signed on the signature of this Deed and will enter into effect on the First Closing Date;

                    "Stage 'A' Conditions Precedent" means the Conditions Precedent for Stage 'A' of the Transaction, as provided in Appendix "9.2" hereto;

                    "Stage 'B' Conditions Precedent" means the Conditions Precedent for Stage 'B' of the Transaction, as provided in Appendix "12.2" hereto;

                    "Conditions Precedent" means the Stage 'A' Conditions Precedent and the Stage 'B' Conditions Precedent;

                    "Companies Law" means the [Israel] Companies Law, 5759-1999;

                    "Business Day" means a day on which the two major banks in Israel are open for business, other than Fridays and holiday eves, which shall not be treated as a "Business Day";

                    "Koor" means as defined in the preamble hereto;

                    "First Closing Date" means the third Business Day after the date on which all the Stage 'A' Conditions Precedent have been fulfilled or such later date as agreed by the Parties, as provided in Clause 20.3 below;

                    "Elbit-Koor Deed First Closing Date" means the First Closing Date as the term is defined in the Elbit-Koor Deed;

                    "Second Closing Date" means the third Business Day after the date on which all the Stage 'B' Conditions Precedent have been fulfilled or in the event that the Stage 'B' Conditions Precedent are deemed wholly fulfilled in accordance with the provisions of Clause 12.4 or 12.5 below, as the case may be, the 14th Business Day after 30th June 2005 or after the date of receiving Koor's notice pursuant to Clause 12.5, as the case may be, or such later date as agreed by the Parties, as provided in Clause 20.3 below;

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

                    "Elbit-Koor Deed Second Closing Date" means the Second Closing Date as the term is defined in the Elbit-Koor Deed;

                    "Stage 'A' Completion Deadline" means as defined in Clause
                    9.1 below;

                    "Stage 'B' Completion Deadline" means as defined in Clause
                    12.1 below;

                    "Elbit-Koor Deed Stage 'B' Completion Deadline" means the Stage 'B' Completion Deadline as the term is defined in the Elbit-Koor Deed;

                    "Confidential Information" means all information relating to the Parties hereto or to the Company, other than (a) information that was in the public domain or came into the public domain otherwise than due to a breach of this Deed and (b) information the disclosure of which is required in accordance with the provisions of law;

                    "Ordinary Share" or "Ordinary Shares" means Ordinary Shares of 1 NIS par value each of the Company's issued share capital;

                    "Stage 'A' Shares" mean 2,160,000 (two million one hundred and sixty thousand) Ordinary Shares;

                    "Stage 'B' Shares" mean 1,840,000 (one million eight hundred and forty thousand) Ordinary Shares;

                    "Shares Being Sold" means the Stage 'A' Shares and the Stage 'B' Shares;

                    "Free and Clear" means free and clear of any charge, pledge, attachment, levy, debt, lien, claim, right of pre-emption, right of refusal, option, lock-up arrangement or any further or other third party right whatsoever, other than restrictions with respect to the transfer and/or negotiability of shares that are imposed pursuant to U.S. securities law (shares which are not registered under U.S. securities laws);

                    "Elisra Transaction" means a transaction pursuant to which Tadiran Communications will purchase shares constituting at least 70% of Elisra's issued share capital;

                    "Federmann" means as defined in the preamble to this Deed;

                    "Interest" means three-month LIBOR at Bank Leumi Le-Israel B.M., plus annual interest at the rate of 1.5%, compounded every three months;

                    "Deed" means this Share Transfer Deed together with all the appendices hereto;

                    "Elbit-Koor Deed" means the Share Transfer Deed together with all the appendices thereto made between the Company and Koor on the signature of this Deed, subject to and in accordance with the conditions of which Koor will sell and transfer to the Company, in two stages, 3,944,276 (three million nine hundred forty-four thousand two hundred and seventy-six) Ordinary Shares of 1 NIS par value each of Tadiran Communications, which on the date of signing this Deed constitute approximately 32% of Tadiran Communication's issued share capital;

                    "Stage 'A' of the Transaction" means as defined in Clause
                    8.1 below;

                    "Stage 'B' of the Transaction" means as defined in Clause
                    11.1 below;

                    "Elbit-Koor Deed Stage 'A'" means Stage 'A' of the Transaction contemplated by the Elbit-Koor Deed as the term is defined in the Elbit-Koor Deed;

                    "Elbit-Koor Deed Stage 'B'" means Stage 'B' of the Transaction contemplated by the Elbit-Koor Deed as the term is defined in the Elbit-Koor Deed;

                    "Tadiran Communications" means Tadiran Communications Ltd. (Private [sic] Company No. 51-207441-0);

                    "Stage 'A' Consideration" means US$24.70 (twenty-four U.S. dollars and seventy cents) for each of the Stage 'A' Shares, totaling US$53,352,000 (fifty-three million three hundred and fifty-two thousand U.S. dollars), and insofar as all or part of that amount is actually paid after April 1, 2005, such amount as aforesaid shall be subject to the addition of the Interest from April 1, 2005 until the time of actual payment, all subject to the adjustments as provided in Clause 15 below;

                    "Stage 'B' Consideration" means US$24.70 (twenty-four U.S. dollars and seventy cents) for each of the Stage 'B' Shares, totaling US$- 45,448,000 (forty-five million four hundred and forty-eight thousand U.S. dollars), and insofar as all or part of that amount is actually paid after April 1, 2005, such amount as aforesaid shall be subject to the addition of the Interest from April 1, 2005 until the time of actual payment, all subject to the adjustments as provided in Clause 15 below;

                    "Consideration" means the Stage 'A' Consideration and the Stage 'B' Consideration together;

                    "Qualification Conditions" means all the requirements in accordance with applicable law and pursuant to the Company's incorporation documents for a person to serve as a director of the Company, including security clearance as required in Israel for the purpose of such service, but excluding the conditions for an Independent Director;

                    "Independent Director" means a director who meets the independence criteria in accordance with U.S. securities law, including the Sarbanes-Oxley Act and the rules and regulations that have been and are in future issued by virtue thereof, including rules of the Nasdaq.

         2.2        The following terms shall have the meanings defined in
                    Section 1 of the [Israel] Securities Law, 5728-1968:

                    "securities", "company", "subsidiary", "acquisition of securities", "holding and acquisition" and "control".

         2.3        The following terms shall have the meanings defined in
                    Section 1 of the Companies Law:

                    "dividend", "director", "external director", "public company", "distribution", "bonus shares", "officer", "personal interest", "transaction", "extraordinary transaction", "act", the "Companies Registrar" and "share certificate".

3.       Appendices

         The following appendices, which constitute an integral part hereof, are annexed to this Deed:

         3.1        Appendix "9.2" - the Stage 'A' Conditions Precedent;

         3.2 Appendix "10.7" - the Shareholders Agreement between Federmann and Koor, which is to be signed contemporaneously with the signature of this Deed and will enter into effect on the First Closing Date;

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

         3.3        Appendix "12.2" - the Stage 'B' Conditions Precedent.

4.       The Elbit-Koor Deed

         Contemporaneously with the signing of this Deed, the Elbit-Koor Deed is also being signed. The Elbit-Koor Deed and this Deed are separate and unrelated deeds, except as expressly provided in this Deed. For the avoidance of doubt it is hereby clarified that the Company is not a Party to this Deed, and the provisions of the Elbit-Koor Deed do not impose any duty on Koor to Federmann or on Federmann to Koor that is not expressly provided in this Deed.

5.       The Parties' Warranties and Undertakings

         The Parties hereby warrant and undertake to each other as follows:

         5.1 The representations and warranties of the Parties in this Deed are solely as provided in this Clause 5 and in Clauses 6 and 7 below, as the case may be.

         5.2 The Parties' warranties and undertakings as provided in this Clause 5 and in Clauses 6 and 7 below, as the case may be, will continue to be correct, complete and accurate on the First Closing Date and the Second Closing Date, and they shall be deemed as having been provided again by each of the Parties on both the First Closing Date and on the Second Closing Date.

6.       Federmann's Warranties and Undertakings

         Federmann hereby warrants and undertakes to Koor as follows:

         6.1 That it is a duly incorporated private company, that its number with the Companies Registrar is as appears in the preamble hereto and that no actions or proceedings for delisting, liquidation, winding-up, receivership or like acts have been taken or are threatened against it.

         6.2 That on signing this Deed and until the completion of Stage 'A' of the Transaction it is and shall be the sole owner of the Shares Being Sold (subject to the Lien), and after the completion of Stage 'A' of the Transaction and until the completion of Stage 'B' of the Transaction it is and shall be the sole owner of the Stage 'B' Shares (subject to the Lien, as will be modified, amended as provided in Clause
                    10.4 below), that it will not grant any person or entity an option or right to purchase all or any of the Shares Being Sold, that it has not undertaken to grant such an option or right as aforesaid, that no person or entity has any right of first refusal or tag-along right in connection with all or any of the Shares Being Sold and that on the date of signing this Deed it holds 19,915,448 Ordinary Shares.

         6.3 That the Shares Being Sold are fully paid and Free and Clear, except for a first ranking fixed lien and an assignment by way of charge, of unlimited amount, which are registered in favor of Bank Leumi Le-Israel B.M. (in this Deed the "Bank") over the Shares Being Sold and over Federmann's rights in the Shares Being Sold (in this Deed the "Lien") and that pursuant to the Lien the Shares Being Sold are held by and registered in the name of Bank Leumi Le-Israel Trust Co. Ltd., and that on the First Closing Date, upon the Stage 'A' Consideration being received in Federmann's Account, the Stage 'A' Shares will be Free and Clear and that on the Second Closing Date, upon the Stage 'B' Consideration being received in Federmann's Account, the Stage 'B' Shares will be Free and Clear.

         6.4 That apart from approval by Federmann's General Meeting and board of directors, Federmann has no need, including pursuant to its incorporation documents and applicable law, in Israel or abroad, to obtain any other approvals from any of its organs for the purpose of entering into this Deed and performing all its obligations pursuant hereto.

         6.5 That subject to ratification by Federmann's General Meeting and board of directors, the signatories on Federmann's behalf to this Deed and the documents ancillary hereto are the persons who are empowered, on Federmann's behalf, to sign this Deed and the documents ancillary hereto and/or necessary for the performance hereof and to obligate Federmann by their signature, and this Deed, together with all its terms and conditions, obligates Federmann in all respects.

         6.6 That subject to the approval of Federmann's General Meeting and board of directors and the fulfillment of the Conditions Precedent, there is no legal or other impediment to its entering into this Deed and the performance hereof and that this Deed and the performance of its obligations pursuant hereto are not contrary to any judgment, order or direction of a court, to any contract, understanding or agreement to which Federmann is a party, to its incorporation documents or to any other obligation of Federmann, whether by virtue of an contract (oral, by conduct or written) or by virtue of law.

         6.7 That apart from the approval of Federmann's General Meeting and board of directors and the Conditions Precedent, all the approvals, consents and permits have been obtained and all the necessary proceedings have been performed, including with any authorities, government entities or any other body, for the purpose of Federmann's entering into this Deed and performing its obligations pursuant hereto, including transferring the Shares Being Sold to Koor.

         6.8 That neither the Company nor any of its subsidiaries is party to any transaction or agreement in which Federmann and/or its subsidiaries and/or the controlling shareholders and/or officers of Federmann and/or the companies controlled by any of them has a personal interest, other than (1) payment of remuneration to directors of the Company, in the same amounts as paid to the Company's external directors; (2) arrangements for the grant of relief, insurance and indemnity by the Company to the Company's directors; and (3) apart from, for the avoidance of doubt, Federmann's holding of securities of companies whose securities are also held by the Company.

7.       Koor's Warranties and Undertakings

         Koor hereby warrants and undertakes to Federmann as follows:

         7.1 That it is a duly incorporated public company, that its number with the Companies Registrar is as appears in the preamble hereto and that no actions or proceedings for delisting, liquidation, winding up the receivership or like acts have been taken or are being threatened against it.

         7.2 That it has the ability and resources to perform its obligations pursuant to this Deed in full and on time and that it is in possession of the financial resources sufficient for payment of the Consideration in full and at the times provided in this Deed.

         7.3 That apart from approval by Koor's board of directors, Koor has no need, including pursuant to its incorporation documents and applicable law, in Israel or abroad, to obtain any other approvals from any of its organs for the purpose of entering into this Deed and performing all its obligations pursuant hereto.

         7.4 That subject to ratification by Koor's board of directors, the signatories on behalf of Koor to this Deed and the documents ancillary hereto are those who are empowered, on Koor's behalf, to sign this Deed and the documents ancillary hereto and/or necessary for the performance hereof, and to obligate Koor by their signatures, and this Deed, including all its terms and conditions, obligates Koor in all respects.

         7.5 That subject to the approval of Koor's board of directors and the fulfillment of the Conditions Precedent, there is no legal or other impediment to its entering into and performing this Deed and that this Deed and the performance of its obligations pursuant hereto are not contrary to any judgment, order or direction of a court, to any contract, understanding or agreement to which it is a party, to its incorporation documents or to any other obligation of Koor, whether by virtue of a contract (oral, by conduct or written) or by virtue of law.

         7.6 That except for the approval of Koor's board of directors and except for the Conditions Precedent, all the approvals, consents and permits have been obtained and all the necessary proceedings have been performed, including with any authorities, government entities or any other body, for the purpose of Koor's entering into this Deed and performing its obligations pursuant hereto, including the acquisition from Federmann of the Shares Being Sold.

         7.7 That subject only to Federmann's warranties and representations in Clauses 5 and 6 of this Deed, the Shares Being Sold are being purchased in their actual condition, and the actual condition of the Company and its assets, and they are "As Is", without any other representations or warranties being received from or on behalf of Federmann and that the Consideration, as agreed between the Parties, has been fixed having regard also to the fact that the purchase is on such a "As Is" basis as aforesaid.

8.       Stage 'A' of the Transaction

         8.1 On the First Closing Date and subject to the fulfillment of the Stage 'A' Conditions Precedent by the Stage 'A' Completion Deadline, Federmann shall sell and transfer to Koor, on and against payment of the full amount of the Stage 'A' Consideration, 2,160,000 (two million one hundred and sixty thousand) Ordinary Shares (the Stage 'A' Shares), fully paid and Free and Clear, and Koor shall purchase and receive from Federmann the Stage 'A' Shares and pay Federmann the full amount of the Stage 'A' Consideration (in this Deed "Stage 'A' of the Transaction").

         8.2 Furthermore, on the First Closing Date, the Company shall purchase from Koor 1,700,000 (one million seven hundred thousand) Ordinary Shares of 1 NIS par value each of Tadiran Communications, which on the date of signing this Deed constitute approximately 13.8% of Tadiran Communication's issued share capital, in accordance with the Elbit-Koor Deed, which is being signed contemporaneously with this Deed. The Elbit-Koor Deed Stage 'A' and Stage 'A' of the Transaction contemplated by this Deed shall be performed


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                    contemporaneously and Stage 'A' of the Transaction
                    (contemplated by this Deed) shall not be performed without the Elbit-Koor Deed Stage 'A' being performed.

         8.3 For the avoidance of doubt, after the performance and completion of Stage 'A' of the Transaction, Stage 'A' of the Transaction will not be revoked, even if Stage 'B' of the Transaction is not performed or completed for any reason.

9.       The Stage 'A' Completion Deadline and the Stage 'A' Conditions
         Precedent

         9.1        In this Deed the "Stage 'A' Completion Deadline" means:

                    9.1.1       March 31, 2005; or

                    9.1.2 if by March 31, 2005 all the Stage 'A' Conditions Precedent have been fulfilled, other than the approval of the [Israel] Commissioner of Restrictive Trade Practices, as provided in Clause 1 of Appendix "9.2", the Stage 'A' Completion Deadline shall be automatically deferred until May 31, 2005 or to such later date as agreed by the Parties as provided in Clause 20.3 below.

         9.2        The Stage 'A' Conditions Precedent are provided in Appendix
                    "9.2".

         9.3 Should all the Stage 'A' Conditions Precedent not have been fulfilled by the Stage 'A' Completion Deadline, this Deed shall be void, except for the provisions of Clause 17 hereof, without either of the Parties having any complaint and/or claim and/or demand against the other. The foregoing provisions of this Clause 9.3 shall not derogate from any right or other remedy pursuant to this Deed or by law that is available to the Parties with respect to a breach of any of the provisions of this Deed (insofar as breached).

10.      The First Closing Date

         Subject to the Stage 'A' Conditions Precedent being fulfilled by the Stage 'A' Completion Deadline, the Parties shall meet on the First Closing Date at such place as determined by the Parties and the following interdependent acts shall be performed contemporaneously:

         10.1 Koor shall remit the Stage 'A' Consideration by bank transfer to Federmann's bank account at the Bank, the details of which shall be provided to it in writing by Federmann by the First Closing Date (in this Deed "Federmann's Account"), and confirmation from the Bank that the Stage 'A' Consideration has been received in Federmann's Account shall be provided to Federmann.

         10.2 Federmann shall deliver to the Company a share transfer deed pursuant whereto the Stage 'A' Shares are being transferred from Bank Leumi Le-Israel Trust Co. Ltd to Federmann, signed by Bank Leumi Le-Israel Trust Co. Ltd and Federmann, and the Company shall enter Federmann in its shareholder registry as the holder of the Stage 'A' Shares.

         10.3 Federmann shall provide Koor confirmation from the Bank, according to which the Bank agrees that, on and against receipt of the Stage 'A' Consideration in Federmann's Account, it will discharge the Lien from the Stage 'A' Shares.

         10.4 Federmann shall provide Koor written instructions from the Bank, in the Bank's standard form, addressed to the Companies Registrar, pursuant to which the Bank applies to the Companies Registrar to amend the Lien to the effect that the Lien will be discharged from the Stage 'A' Shares.

         10.5 Federmann and Koor shall deliver this Deed to the Company, and Federmann shall procure that Koor is entered in the Company's shareholder registry as the holder of the Stage 'A' Shares and that Koor receives a share certificate from the Company, in the Company's standard form, attesting to Koor's ownership of the Stage 'A' Shares.

         10.6 Federmann shall provide Koor a copy of the Company's board of directors' resolution to the effect that, subject to the performance of Stage 'A' of the Transaction, as of the First Closing Date there shall be added to the Company's board of directors and serve thereon as a director one nominee who shall be nominated for office by Koor and who meets the Qualification Conditions. Federmann undertakes that there will be a vacancy on the Company's board of directors so that it will be possible to add Koor's nominee as aforesaid to the Company's board of directors. Koor shall provide Federmann and the Company prior written notice of the name of such nominee or of another nominee, as nominated by Koor, in his place, and Koor (with Federmann's assistance) shall coordinate with the Company's corporate secretary such nominee's compliance with the Qualification Conditions, all no later than 14 days prior to the earlier of: (1) the Stage 'A' Completion Deadline or
                    (2) the First Closing Date.

                    If for any reason it is not possible to appoint the nominee nominated by Koor as aforesaid as a director of the Company, another nominee nominated by Koor, who meets the Qualification Conditions, shall be appointed in his place. Without derogating from the foregoing, if the nominee nominated by Koor as aforesaid is not added to the Company's board of directors on the First Closing Date, Federmann shall call a General Meeting of the Company as soon as possible, on the agenda of which shall be the appointment of the nominee nominated by Koor as aforesaid as a director of the Company. Federmann undertakes to vote in favor of the appointment of the nominee nominated by Koor, who was not appointed as aforesaid but does meet the Qualification Conditions.

         10.7 The Shareholders Agreement, in the form annexed hereto as Appendix "10.7", shall become effective.

         10.8 Federmann shall provide Koor a written declaration, duly signed by Federmann, according to which all the warranties and representations of Federmann as provided in Clauses 5 and 6 of this Deed are also correct, complete and accurate as of the First Closing Date.

         10.9 Koor shall provide Federmann a written declaration, duly signed by Koor, according to which all the warranties and representations of Koor as provided in Clauses 5 and 7 of this Deed are also correct, complete and accurate as of the First Closing Date.

         10.10 The Elbit-Koor Deed Stage 'A' shall be completed, namely all the acts that are to be performed on the Elbit-Koor Deed First Closing Date shall be performed, as provided in Clause 10 of the Elbit-Koor Deed.

         10.11 Each Party undertakes to do all the acts for which it is responsible pursuant to this Clause 10.

         10.12 All the acts mentioned above in this Clause 10 shall be deemed as being made concurrently, no individual act shall be deemed as completed and no individual document shall be deemed as delivered until all the concurrent acts have been completed and all the documents have been delivered.

11.      Stage 'B' of the Transaction

         11.1       On the Second Closing Date:

                    11.1.1 subject to the fulfillment of the Stage 'B' Conditions Precedent by the Stage 'B' Completion Deadline; or

                    11.1.2 in the event that the Stage 'B' Conditions Precedent are treated as wholly fulfilled in accordance with the provisions of Clause 12.4 below or Clause 12.5 below, as the case may be;

                    Federmann shall sell and transfer to Koor, on and against payment of the full amount of the Stage 'B' Consideration, 1,840,000 (one million eight hundred and forty thousand) Ordinary Shares (the Stage 'B' Shares), fully paid and Free and Clear, and Koor shall purchase and receive from Federmann the Stage 'B' Shares and pay Federmann the full amount of the Stage 'B' Consideration (in this Deed "Stage 'B' of the Transaction").

         11.2 On the Second Closing Date the Company shall purchase from Koor 2,244,276 Ordinary Shares of 1 NIS par value each of Tadiran Communications, constituting approximately 18.2% of Tadiran Communication's issued share capital in accordance with the Elbit-Koor Deed, which is being signed contemporaneously with this Deed, so that Stage 'B' of the Transaction (contemplated by this Deed) and the Elbit-Koor Deed Stage 'B' shall be performed contemporaneously, and Stage 'B' of the Transaction (contemplated by this Deed) shall not be performed without the performance of the Elbit-Koor Deed Stage 'B'. This Clause 11.2 shall not apply if Federmann provides notice to Koor as provided in Clause
                    12.1.3 below or Clause 12.1.5 below, as the case may be.

12.      The Stage 'B' Completion Deadline and the Stage 'B' Conditions
         Precedent

         12.1       In this Deed "the Stage 'B' Completion Deadline" means:

                    12.1.1      30th June 2005; or -

                    12.1.2 subject to the provisions of Clause 12.1.3 and Clause 12.1.4 below, if all the Stage 'B' Conditions Precedent have not been fulfilled by 30th June 2005, the Stage 'B' Completion Deadline shall be automatically deferred until 30th September 2005;

                    12.1.3 notwithstanding as provided in Clause 12.1.2 above, it is agreed that Federmann may provide notice to Koor, to be received by Koor by 21st June 2005, that Federmann is not willing to extend the Stage 'B' Completion Deadline as provided in Clause 12.1.2 above, and in such event the Stage 'B' Completion Deadline shall be the date specified in Clause 12.1.1 above, namely 30th June 2005;

                    12.1.4 notwithstanding as provided in Clause 12.1.2 above, if Koor provides notice to the Company as provided in Clause 12.1.3 of the Elbit-Koor Deed, and Federmann does not provide notice as provided in Clause 12.1.3 of this Deed, the Stage 'B' Completion Deadline shall be deferred until April 30, 2006;

                    12.1.5 notwithstanding as provided in Clause 12.1.4 above, if Koor provides notice to the Company as provided in Clause 12.1.3 of the Elbit-Koor Deed, Federmann may provide notice to Koor, to be received by Koor within seven Business Days after the date on which Koor's notice is received by the Company as aforesaid, that Federmann is not willing to extend the Stage 'B' Completion Deadline as provided in Clause
                                12.1.4 above, and in such event the Stage 'B' Completion Deadline shall be the date specified in Clause 12.1.2, namely September 30, 2005, even if Federmann's notice as aforesaid is provided to Koor after September 30, 2005.

         12.2       The Stage 'B' Conditions Precedent are provided in Appendix
                    "12.2".

         12.3 Subject to Clauses 12.4 and 12.5 below, should all the Stage 'B' Conditions Precedent not be fulfilled by the Stage 'B' Completion Deadline, Stage 'B' of the Transaction shall not be performed, the provisions in connection with Stage 'B' of the Transaction in this Deed shall be deemed null and void and be of no effect and, inter alia, Federmann shall not sell to Koor the Stage 'B' Shares and Koor shall not pay the Stage 'B' Consideration to Federmann, and neither Party shall have any demand, claim or complaint against the other in connection with Stage 'B' of the Transaction. It is clarified that the provisions of this Clause 12.3 are not such as to derogate from the validity of any other provision of this Deed and/or from the effect of the Shareholders Agreement, which shall enter into effect on the First Closing Date, or to derogate from any other right or remedy pursuant to this Deed or by law that is available to the Parties with respect to a breach of any of the provisions of this Deed (if and insofar as breached).

         12.4 Notwithstanding as provided in Clause 12.3 above, it is agreed that if the Stage 'B' Completion Deadline is determined in accordance with the provisions of Clause
                    12.1.3 above, and insofar as Koor wishes to perform Stage 'B' of the Transaction despite the non-fulfillment of all the Stage 'B' Conditions Precedent, Koor may provide written notice to Federmann, to be received by Federmann by no later than 30th June

                    2005, that Koor waives the fulfillment of the Stage 'B' Conditions Precedent. In such event and provided that all the Conditions Precedent for the completion of Stage 'B' detailed in Appendix "12.2" of this Deed, other than the Conditions Precedent in Clauses 3 and 4 of Appendix "12.2", have been fulfilled by the Stage 'B' Completion Deadline, all the Stage 'B' Conditions Precedent shall be treated as though wholly fulfilled, and the Parties shall perform and complete Stage 'B' of the Transaction on the Second Closing Date. The foregoing is without the Elbit-Koor Deed Stage 'B' being performed and completed at the same time and without the provisions of Clause 11.2 above and Clause 13.9 below applying and without Clauses 3 and 4 of Appendix "12.2" constituting Conditions Precedent for Stage 'B'. The foregoing shall not preclude the performance of the Elbit-Koor Deed Stage 'B' pursuant to and subject to the provisions of the Elbit-Koor Deed on the Elbit-Koor Deed Second Closing Date if and when the Elbit-Koor Deed Stage 'B' Conditions Precedent (as defined in the Elbit-Koor
                    Deed) are fulfilled by the deadline fixed for their performance in the Elbit-Koor Deed.

         12.5 Notwithstanding as provided in Clause 12.3 above, it is agreed that if the transaction's Stage 'B' Completion Deadline is fixed in accordance with the provisions of Clause 12.1.5 and insofar as Koor wishes to perform Stage 'B' of the Transaction despite the non-fulfillment of all the Stage 'B' Conditions Precedent, Koor may provide Federmann written notice (in this Deed "Koor's Notice Pursuant to Clause 12.5"), to be received by Federmann within seven Business Days after the date on which Koor receives Federmann's notice as provided in Clause 12.1.5 above, that it waives the fulfillment of the Stage 'B' Conditions Precedent. In such event and provided that all the Stage 'B' Conditions Precedent detailed in Appendix "12.2" of this Deed, other than the Conditions Precedent in Clauses 3 and 4 of Appendix "12.2", have been fulfilled by the Stage 'B' Completion Deadline, all the Stage 'B' Conditions Precedent shall be deemed as wholly fulfilled and the Parties shall perform and complete Stage 'B' of the Transaction on the Second Closing Date. The foregoing is without the Elbit-Koor Deed Stage 'B' being performed and completed at the same time and without the provisions of Clause 11.2 above and Clause 13.9 below applying and without Clauses 3 and 4 of Appendix "12.2" constituting Conditions Precedent for Stage 'B'. The foregoing shall not preclude the performance of the Elbit-Koor Deed Stage 'B' pursuant to and subject to the provisions of the Elbit-Koor Deed on the Elbit-Koor Deed Second Closing Date, if and when the Elbit-Koor Deed Stage 'B' Conditions Precedent (as defined in the Elbit-Koor Deed) are fulfilled by the deadline fixed for their performance in the Elbit-Koor Deed.

13.      The Second Closing Date

         Subject to the fulfillment of the Stage 'B' Conditions Precedent by the Stage 'B' Completion Deadline or if they are deemed as wholly fulfilled in accordance with the provisions of Clause 12.4 above or Clause 12.5 above, as the case may be, the Parties and the Company shall meet on the Second Closing Date at such place as determined by the Parties and the Company, and they shall perform the following interdependent acts contemporaneously:

         13.1 Koor shall remit the Stage 'B' Consideration by bank transfer to Federmann's Account, and confirmation from the Bank that the Stage 'B' Consideration has been received in Federmann's Account shall be provided to Federmann.

         13.2 Federmann shall deliver to the Company a share transfer deed pursuant to which the Stage 'B' Shares are being transferred from Bank Leumi Le-Israel Trust Co. Ltd. to Federmann, signed by Bank Leumi Le-Israel Trust Co. Ltd. and Federmann, and the Company shall enter Federmann in its shareholders registry as the holder of the Stage 'B' Shares.

         13.3 Federmann shall provide Koor confirmation from the Bank, according to which the Bank agrees that on and against receipt of the Stage 'B' Consideration in Federmann's Account, it will discharge the Lien from the Stage 'B' Shares.

         13.4 Federmann shall provide Koor a letter of instructions from the Bank, in the Bank's standard terms, addressed to the Companies Registrar pursuant whereto the Bank applies to the Companies Registrar to amend the Lien to the effect that the Lien will be discharged from the Stage 'B' Shares.

         13.5 Federmann and Koor shall deliver this Deed to the Company, and Federmann shall procure the entry of Koor in the Company's shareholder registry as the holder of the Stage 'B' Shares and that Koor receives a share certificate from the Company in the Company's standard form attesting to Koor's ownership of the Stage 'B' Shares.

         13.6 Federmann shall provide Koor a copy of the Company's board of directors' resolution that, subject to the performance of Stage 'B' of the Transaction, there shall be added to the Company's board of directors and serve on it an additional director or directors another nominee or such number of other nominees who is or are nominated for office by Koor to the effect that after his or their addition to the board of directors, the number of the Company's directors who have been nominated for office by Koor and meet the Qualification

                    Requirements, including the director added to the Board of Directors as provided in Clause 10.6 above, shall be the greater of:

                    (1)         two directors; or

                    (2) a number of directors equal to 20% of the number of the Company's directors (including external directors and including the director or directors added on Koor's nomination as aforesaid), rounded up to the nearest whole number.

                    Said board of directors' resolution shall provide that Koor's nominee or nominees as aforesaid shall be added to the Company's board of directors on the Second Closing Date.

                    Federmann undertakes that there will be sufficient vacancies on the Company's board of directors to make the addition of Koor's nominee or nominees as aforesaid possible.

                    Koor shall arrange to provide Federmann and the Company prior written notice of the name or names of its nominee or nominees as aforesaid or of another nominee or other nominees, as nominated by Koor in his or their place, and Koor (with Federmann's assistance) shall coordinate with the Company's corporate secretary those nominees' compliance with the Qualification Requirements, all by no later than 14 days prior to the earlier of (i) the Stage 'B' Completion Deadline; or (ii) the Second Closing Date.

                    If for any reason it is not possible to appoint the nominee or nominees that Koor proposes as aforesaid as a director or directors of the Company, another nominee or nominees, meeting the Qualification Requirements, shall be appointed on Koor's nomination in his or their place.

                    If and insofar as according to U.S. securities laws, including the U.S. Sarbanes-Oxley Act and the rules and regulations that have been and are in future issued by virtue thereof, including the rules of Nasdaq, it is required that a majority of the Company's directors be Independent Directors, then there shall be appointed as additional directors of the Company, on Koor's nomination as aforesaid, such number of nominees who fulfill the requirements for Independent Directors, equal to one half (50%) of the total number of directors who are elected to office on Koor's nomination as provided in Clause 10.6 above and in this Clause 13.6, that number being rounded up to the nearest whole number.

         13.7 Federmann shall provide Koor a written declaration duly signed by Federmann that all Federmann's warranties and representations as provided in Clauses 5 and 6 of this Deed are also correct, complete and accurate as of the Second Closing Date.

         13.8 Koor shall provide Federmann a written declaration duly signed by Koor that all Koor's warranties and representations as provided in Clauses 5 and 7 of this Deed are also correct, complete and accurate as of the Second Closing Date.

         13.9 The Elbit-Koor Deed Stage 'B' shall be completed, namely all the acts that are to be performed on the Elbit-Koor Deed Second Closing Date as provided in Clause 13 of the Elbit-Koor Deed shall be performed. Nevertheless, this Clause 13.9 shall not apply if Federmann provides notice as provided in Clause 12.1.3 or as provided in Clause 12.1.5 above.

         13.10 Each Party undertakes to perform all the acts for which it is responsible pursuant to this Clause 13.

         13.11 All the acts mentioned above in this Clause 13 shall be deemed as being performed concurrently, no individual act shall be deemed as completed and no individual document shall be deemed as delivered until all the concurrent acts have been completed and all the documents are delivered.

14.      Acts And Obligations after the Signature of this Deed

         14.1 Immediately after the signature of this Deed, the Parties shall act and use their best efforts for the fulfillment of all the Conditions Precedent, including obtaining all the certificates, permits and consents necessary, as early as possible. In such connection and without derogating from the generality of the foregoing, the Parties shall apply to every competent authority and to every other entity whose approval is necessary for the performance of the transaction contemplated by this Deed, in both its stages, they shall submit all the applications and deliver all the information, data and particulars in their possession, without delay, and act to resolve or avoid a disapproval, if any, by the various government authorities in any respect relating to or arising out of this Deed.

         14.2 It is hereby agreed that the provisions of this Deed are not such as to place either of the Parties under a duty to make any payment for the fulfillment of the Conditions Precedent or any of them, other than official fees and other reasonable expenses (such payment as aforesaid, excluding official fees and other reasonable expenses, is hereinafter a "Fulfillment Payment"), provided that if a Party to this Deed refuses to make a Fulfillment Payment, the other Party may make it for the fulfillment of all or any of the Conditions Precedent, provided that the first Party shall not be responsible to indemnify the other Party in respect of a Fulfillment Payment and the Party that makes the Fulfillment Payment shall have no demand, claim or right of recourse against the other Party with respect to the making of such payment.

         14.3 Without prejudice to the provisions of Clauses 15 and 16 below, Federmann hereby undertakes that from the date of signing this Deed until the earlier of:

                    14.3.1 the Stage 'A' Completion Deadline, if the Stage 'A' Conditions Precedent have not been fulfilled by that time; or

                    14.3.2 the Stage 'B' Completion Deadline, if the Stage 'B' Conditions Precedent have not been fulfilled by that time; or

                    14.3.3      the Second Closing Date;

                    Federmann and/or its subsidiaries and/or the controlling shareholders and/or officers of Federmann and/or companies under the control of any of them shall not enter into an extraordinary transaction with the Company in which any of them has a personal interest, other than the transactions contemplated by this Deed and the Elbit-Koor Deed.


15.      Modifications to the Consideration or the Number of Shares Being Sold

         15.1 During the period from the date of signing this Deed until the earlier of: (1) the Stage 'A' Completion Deadline, if the Stage 'A' Conditions Precedent have not been fulfilled by that time; (2) the Stage 'B' Completion Deadline, if the Stage 'B' Conditions Precedent have not been fulfilled by that time; or (3) the Second Closing Date; Federmann shall, insofar as it is able, oppose and vote by virtue of all the Company's shares that it holds at that time against any resolution that concerns: (a) the making of any distribution whatsoever, whether in cash, in kind or by a distribution of bonus shares, to the Company's shareholders, apart from the distribution of a current dividend in cash of not more than $ 0.23 per Ordinary Share in any calendar quarter; (b) an rights offering for the acquisition of any securities of the Company; (c) any modification to the Company's incorporation documents that is such as to affect Koor's rights pursuant to the Company's incorporation documents in a way that is prejudicial to Koor in comparison with Federmann, all unless Koor's consent is provided thereto by written notice to be signed by two officers of Koor without any further approval being necessary.

         15.2 Insofar as during the period from the date of signing this Deed until the First Closing Date or until the Second Closing Date, as the case may be, one or more of the following events occurs, despite or in accordance with the provisions of Clause 15.1 above, the Consideration or number of the Shares Being Sold, as the case may be, shall be adjusted in accordance with the following provisions:

                    15.2.1 If the Company resolves to make any distribution to its shareholders, the Consideration shall be subject to the deduction of any amount (translated into Dollars at the representative exchange rate on the earlier of the date of actually making the distribution or the First Closing Date or the Second Closing Date, as the case may be) that Federmann will be entitled to receive in respect of the Shares Being Sold (gross) (namely that the record date for its distribution is prior to the First Closing Date or the Second Closing Date, as the case may be).

                    15.2.2 If the Company offers its Shareholders rights for the acquisition of any securities, the record date for the exercise of which is prior to the First Closing Date or the Second Closing Date, as the case may be, the Consideration shall be adjusted for the bonus element embodied (if at all) in the rights, unless Koor instructs Federmann in writing prior to the exercise date in respect of those rights to exercise the rights and in such event Federmann shall exercise the rights by virtue of the Shares Being Sold which have not yet been transferred to Koor as at that time, and it shall transfer to Koor, immediately on the occurrence of the earlier of (1) the exercise date or (2) the First Closing Date, or after the Second Closing Date, as the case may be, the securities exercised as aforesaid on and against payment of the whole exercise price paid by Federmann to the Company for the exercise thereof, plus Interest from the date of Federmann's paying the exercise price to the date of actual payment to Federmann by Koor.

                    15.2.3 If the Company distributes bonus shares or dividend in kind to its shareholders prior to the First Closing Date or the Second Closing Date, as the case may be, the Consideration shall not be adjusted but the Shares Being Sold shall be subject to the addition of the bonus Shares, Free and Clear, or of assets received as dividend in kind (gross) in respect of the Shares Being Sold, Free and Clear, without Koor being required to pay additional Consideration for them.

                    15.2.4 If the Company makes a consolidation, reduction or sub-division of its share capital or does any other act of similar effect, the number of Shares Being Sold shall be adjusted pro rata to the consolidation or sub-division and the Consideration shall not be modified.

16.      Koor's Right to Rescind the Deed

         16.1 On the occurrence of one or more of the events set out in Clause 16.2 below, unless it occurs with Koor's consent, Koor may rescind this Deed or any of its stages before it has been completed and performed (provided that if one of the events set out in Clause 16.2 below occurs prior to the performance of Stage 'A' of the Transaction, Koor may only rescind this Deed in full). Such rescission shall be effected by Koor by written notice, to be received by Federmann within 10 Business Days of the date on which Koor learns of the occurrence of one of the events set out in Clause 16.2 below. Should Koor provide such notice of the rescission of this Deed after the completion of Stage 'A' of the Transaction, the sale of the Stage 'A' Shares to Koor shall not be set aside, Koor shall not return to Federmann the Stage 'A' Shares and Federmann shall not refund to Koor the Stage 'A' Consideration. Nevertheless, all the Parties' other obligations and rights pursuant to this Deed and the appendices hereto, except for the Shareholders Agreement, shall be void.

         16.2       The events are as follows:

                    16.2.1 If a temporary or permanent receiver and/or temporary liquidator and/or liquidator and/or trustee is appointed for the Company and/or if a winding-up order and/or receivership order and/or suspension of proceedings order is awarded against it and/or if any of the Company's material assets is attached, provided that such appointment, order or attachment is not set aside within 30 days.

                    16.2.2 If the Company enters into merger proceedings as provided in Chapter Eight of the Companies Law or compromise or arrangement proceedings in accordance with Section 350 of the Companies Law or restructuring and/or merger proceedings in accordance with Section 351 of the Companies Law.

         16.3 Subject to applicable law, Federmann shall provide written notice to Koor of the occurrence of any of the events set out in Clause 16.2 above, immediately upon its publication.

         16.4 The foregoing provisions of this Clause 16 shall not derogate from any other right or remedy pursuant to this Deed or by law that is available to Koor with respect to a breach of any of the provisions of this Deed (if and insofar as breached).


17.      Confidentiality and Notices

         17.1 The Parties shall use Confidential Information that comes into their possession in connection with this Deed and the Company solely for the performance of their obligations pursuant to this Deed, and they shall not disclose or transfer in any manner whatsoever Confidential Information to any third party, other than to their employees or independent advisors and except insofar as required for the fulfillment of the Conditions Precedent and insofar as possible by prior coordination with the other Party. Without derogating from the foregoing, if the transaction contemplated by this Deed is not actually implemented, each Party shall return to the other Party hereto all Confidential Information that has come into its possession in connection with this Deed, if any. This obligation is not limited in time and shall continue in force even after the term of this Deed or if this Deed is cancelled or rescinded for any reason.

         17.2 If and insofar as possible and subject to applicable law and to the time periods mandated by law, the Parties shall coordinate in advance the wording of every report, communication or notice published by either of them in connection with their entering into this Deed, its performance and the fulfillment of the terms pursuant hereto.

18.      Taxes and Mandatory Payments

         18.1 Unless otherwise provided in this Deed, each Party shall bear the mandatory payments and taxes that may be imposed on it by law (if and insofar as charged) in respect of the sale or acquisition of the Shares Being Sold pursuant to this Deed.

         18.2 If any amount payable in accordance with the provisions of this Deed is subject to a duty to withhold taxes at source, the tax shall be duly withheld by the paying Party unless the recipient Party produces a valid tax withholding exemption certificate issued by the tax authorities.

         18.3 Each Party shall bear its own expenses, including the professional fees of its legal advisers in connection with the preparation and performance of this Deed.

         18.4 If any amount paid by one Party to the other in accordance with the provisions of this Deed is subject under applicable law to value added tax (VAT), the paying Party shall, at the same time and in the same manner as it pays that amount, also pay the VAT at its legal rate on and against a duly issued tax invoice.

19.      Entry into Effect

         19.1 This Deed shall enter into effect upon the receipt of all the following approvals:

                    19.1.1 Approval from Federmann's General Meeting and board of directors for it to enter into this Deed and the Shareholders Agreement and for performance thereof by Federmann in accordance with their terms and conditions, including ratification of the signatures of Messrs Michael Federmann and Dov Ninveh to this Deed and the Shareholders Agreement.

                    19.1.2 Approval by Koor's board of directors for it to enter into this Deed and the Shareholders Agreement and for performance thereof by Koor in accordance with their terms and conditions, including ratification of the signatures of Messrs Jonathan Kolber and Danny Biran to this Deed and the Shareholders Agreement.

                    Provided that:

                    (1) such approvals as mentioned in Clauses 19.1.1 and 19.1.2 have been obtained by no later than January 6, 2005 by 17:00 hours (in this Clause referred to as the "Effective Date");

                    (2) by the Effective Date copies of the resolutions of Federmann's General Meeting and board of directors, as mentioned in Clause 19.1.1 above, have been received at Koor's offices jointly with written confirmation from Federmann's attorneys that the said resolutions were duly adopted and Messrs Michael Federmann and Dov Ninveh were together empowered to sign, on behalf of Federmann, this Deed and the documents ancillary hereto or those necessary for the purpose of its performance, and also the

                                Shareholders Agreement, and to obligate it thereunder; and written confirmation from the attorneys of Heris Aktiengesellschaft that the competent organs of Heris Aktiengesellschaft have approved its entering into the Shareholders Agreement and Mr. Michael Federmann has been empowered to sign, on behalf of Heris Aktiengesellschaft, the Shareholders Agreement and obligate it by virtue thereof;

                    (3) by the Effective Date a copy of the resolution of Koor's board of directors, as mentioned in Clause 19.1.2 above, has been received at Federmann's offices, together with written confirmation from Koor's legal counsel that the resolution was duly adopted and Messrs Jonathan Kolber and Danny Biran were together empowered to sign, on Koor's behalf, this Deed and the documents ancillary hereto or those necessary for the purpose of its performance and also the Shareholders Agreement and to obligate it thereunder; and

                    (4) all the approvals, as mentioned in Clause 19.1 of the Koor-Elbit Deed, have been obtained by the Effective Date.

         19.2       Should all the approvals as mentioned in Clauses 19.1.1 and
                    19.1.2 not have been obtained by the Effective Date, and without derogating from the provisions of Clause 20.3 below, this Deed shall automatically expire and be null and void, without either of the Parties having any complaint, claim or demand against the other.

         19.3 This Deed shall become effective, if and insofar as it becomes effective, at such time as mentioned in Clause 19.1 above. Nevertheless:

                    19.3.1 the performance and completion of Stage 'A' of the Transaction are conditional upon the fulfillment of all the Stage 'A' Conditions Precedent by the Stage 'A' Completion Deadline and, except for the obligations in Clauses 14 to 18 above and Clause 20.8 below, neither Party shall be liable to do any act for the performance and completion of Stage 'A' of the Transaction before the fulfillment of all the Stage 'A' Conditions Precedent; and

                    19.3.2 the performance and completion of Stage 'B' of the Transaction are conditional upon the fulfillment of all the Stage 'B' Conditions Precedent by the Stage 'B' Completion Deadline and, except for the obligations in Clauses 14 to 18 above and Clause 20.8 below, neither Party shall be liable to do any act for the performance and completion of Stage 'B' of the Transaction before the fulfillment of all the Stage 'B' Conditions Precedent.

20.      Miscellaneous

         20.1 This Deed shall be governed by the laws of the State of Israel. Sole and exclusive jurisdiction in all respects relating to this Deed shall be vested only in the courts of the District Court in the City of Tel Aviv-Jaffa, and no other court shall have jurisdiction thereover.

         20.2 Any modification, addendum or addition, waiver, extension, concession or failure to exercise a right pursuant to this Deed shall only be effective if done in an express document signed by all the Parties hereto and shall only apply to the case specified in such document and shall not derogate from other rights of any Party pursuant to this Deed.

         20.3 The Parties hereto may extend or reduce any time specified in this Deed and waive the performance of any of the provisions of this Deed, either once or several times, by written notice signed by two officers of each of Federmann and Koor, without any further authority being necessary.

         20.4 This Deed fully contains, embodies, merges, expresses and exhausts all the understandings of the Parties hereto solely in respect of the matters mentioned herein. Any promises, guarantees or agreements, whether written or oral, undertakings or representations concerning the subject matter of this Deed provided or made by the Parties prior to entering into this Deed, orally or in writing, that are not specifically expressed herein, shall not be deemed to augment the rights and obligations prescribed in this Deed or to derogate from or modify them, and the Parties shall not be bound by them, insofar as existed, as from the date of this Deed. Without derogating from the generality of the foregoing, the documents exchanged between the Parties prior to the signature hereof, including the drafts exchanged between them, shall have no significance in the interpretation of this Deed. For the avoidance of doubt, the terms of the Elbit-Koor Deed shall not be applied in the interpretation hereof.

         20.5 No conduct by either of the Parties shall be construed as a waiver of any of its rights pursuant hereto or by law or as its waiver of or acquiescence to any breach or non-performance of a condition of the Deed by the other Party or as granting a postponement or extension or as a modification, cancellation or addition of any condition, unless done expressly and in writing.

         20.6 Unless otherwise expressly provided in this Deed, the Parties hereto may not assign or transfer their rights or obligations pursuant to this Deed to any third party or perform this Deed through any third party, unless the other Party's prior written consent has been obtained, and nothing in this Deed shall be deemed to vest any right in anyone who is not a Party hereto.

         20.7 Should either of the Parties not enforce or delay in enforcing any of the rights vested in it pursuant to this Deed or by law in a particular case or series of cases, such shall not be deemed a waiver of said right or of any other rights.

         20.8 Subject to the provisions of Clause 14.2 above in connection with the Conditions Precedent, the Parties shall cooperate between them in the implementation of the provisions of this Deed and they shall assist each other insofar as reasonable and necessary and in such connection they shall sign every reasonable document, application and approval necessary for such purpose.

         20.9 Notices pursuant to this Deed shall be provided in writing to the Parties' addresses as set out in the preamble hereto or to such other addresses of which the Parties may provide notice in accordance with the provisions of this Clause. Any notice sent by one Party to the other by registered mail shall be deemed to have reached the addressee following the passage of three days from the date of being posted, and notice delivered in person by 17:00 hours on any Business Day shall be treated as received immediately on delivery, or if delivered after 17:00 hours on any Business Day, it shall be treated as received on the first Business Day after its delivery.


          IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT


     (signed)                                (signed)
--------------------------              ---------------------------------
KOOR INDUSTRIES LTD.                    FEDERMANN ENTERPRISES LTD.


By: Jonathan Kolber                          By: Michael Federmann
       Danny Biran                                 Dov Ninveh

                                                                  Appendix 9.2


The Conditions Precedent for the Performance of Stage 'A' of the Transaction
----------------------------------------------------------------------------

Set out below are the Conditions Precedent and approvals required, insofar as necessary, for the completion of Stage 'A' of the Transaction contemplated by the Deed of which this Appendix is an integral part ("this Deed") -

1. Obtaining the [Israel] Commissioner of Restrictive Trade Practices' approval of the Parties' contracting pursuant to this Deed and the performance of Stage 'A' of the Transaction, provided that the Commissioner's disapproval of Stage 'B' of the Transaction is not received.

2. Obtaining all the consents and approvals necessary and the fulfillment of all the Conditions Precedent for the Elbit-Koor Deed Stage 'A' to become effective, as provided in the Elbit-Koor Deed.

3. Obtaining the [Israel] Ministry of Defense's approval of the Parties' contracting pursuant to this Deed and the performance of all their obligations pursuant hereto, including in connection with Stage 'B' of the Transaction, all insofar as necessary.

4. Obtaining the [Israel] Chief Scientist's approval of the Parties' contracting pursuant to this Deed and the performance of all their obligations pursuant hereto, including in connection with Stage 'B' of the Transaction, all insofar as necessary.

5. Obtaining the [Israel] Investment Center's approval of the Parties' contracting pursuant to this Deed and the performance of all their obligations pursuant hereto, including in connection with Stage 'B' of the Transaction, all insofar as necessary.

6.       Obtaining approval from banks, all insofar as necessary.

In this Appendix 9.2, "approval" means - including an approval that is subject to conditions but excluding an approval that is subject to conditions that are such as to materially alter the business activity of Elbit, as existing at the time of signing this Deed or as may arise in the future in accordance with resolutions that have been adopted by Elbit prior to signing this Deed, or the way in which Elbit conducts its business.

                                                                 Appendix 12.2


Set out below are the Conditions Precedent and approvals required, insofar as necessary, for the completion of Stage 'B' of the Transaction contemplated by the Deed of which this Appendix is an integral part ("this Deed") -

1. Insofar as necessary, obtaining the [Israel] Commissioner of Restrictive Trade Practices' approval of the Parties' contracting pursuant to this Deed and the performance of Stage 'B' of the Transaction contemplated by this Deed, insofar as such approval is not provided in Stage 'A' of the Transaction.

2. The completion of Stage 'A' of the Transaction contemplated by this Deed.

3.       The completion of the Elisra Transaction.

4. Obtaining all the consents and approvals necessary and the fulfillment of all the Koor-Elbit Deed Stage 'B' Conditions Precedent, as provided in the Koor-Elbit Deed, except for completion of the Elisra Transaction.

In this Appendix 12.2, "approval" means - including an approval that is subject to conditions but excluding an approval that is subject to conditions that are such as to materially alter the business activity of Elbit, as existing at the time of signing this Deed or as may arise in the future in accordance with resolutions that have been adopted by Elbit prior to signing this Deed, or the way in which Elbit conducts its business.